Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY ANNOUNCES RESIGNATION OF
EMILIA FABRICANT AS PRESIDENT

Philadelphia, PA, August 3, 2010 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced that Emilia Fabricant, its President, has decided to resign her position with the Company effective August 3, 2010. Ed Krell, the Company's Chief Executive Officer, will now serve as the Company's Chief Executive Officer & President. Ms. Fabricant was appointed as President in May 2010.

Ms. Fabricant commented, "Unfortunately, for personal reasons, I have decided to resign my position as President of Destination Maternity. This decision for me was a very difficult one considering how positive I feel about Destination Maternity and its prospects for the future. However, I have decided that the best thing for my family is to maintain my residence and continue my career in southern California. I have the utmost respect for Ed and the entire senior management team at Destination Maternity and I know they will continue to have success."

Mr. Krell commented, "While we are extremely disappointed at this development, we understand and respect Emilia's decision and wish her well. Despite Emilia's departure, I feel strongly that we continue to have a strong team in place here at Destination Maternity and, as we look forward to fiscal 2011 and beyond, we are very confident that we can continue to drive significant growth in earnings, while also growing our sales and positioning our company for future growth. We re-affirm the earnings guidance we provided in our July 28, 2010 press release, both with respect to fiscal 2010 and fiscal 2011 earnings. Also, we plan to commence a national search, led by the executive recruiting firm Herbert Mines Associates, for a President with a merchant and marketing-focused background to make our team even stronger and to help us grow our business."

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2010, Destination Maternity operates 1,678 retail locations, including 702 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has entered into exclusive store franchise and product supply relationships in India and in the Middle East.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding changes in management, results of operations, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.